Exhibit 99.01

CEPHEID EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective as of January 1, 2014)

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

CEPHEID EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective as of January 1, 2014)

Cepheid, a California corporation (the “Company”), has established this Cepheid Executive Deferred Compensation Plan (the “Plan”), effective as of January 1, 2014, for the benefit of a select group of management or highly compensated employees of the Company and its participating affiliates, in order to provide them with certain deferred compensation benefits.

The Plan is an unfunded deferred compensation plan that is intended to (1) comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and (2) qualify for the exemptions provided in sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended.

Participants in the Plan will at all times have the status of unsecured general creditors of the Company with respect to the payment of any Plan benefits.

SECTION 1

DEFINITIONS

The following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

1.1 “Account” means, as to any Participant, the separate recordkeeping account maintained in the name of the Participant on the books of the Company in order to reflect his or her interest under the Plan. The Committee may maintain an Account to record the total obligation to the Participant, and component Accounts to reflect Base Salary and/or Bonus Deferrals (as defined in Section 3.1) made by the Participant for different Plan Years.

1.2 “Affiliate” means each corporation, trade or business that is, together with the Company, a member of a controlled group of corporations or under common control (as determined under section 414(b) or (c) of the Code), but only for the period during which such other entity is so affiliated with the Company. Notwithstanding the foregoing, in applying sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code and in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of section 414(c) of the Code, the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

1.3 “Base Salary” means the base salary payable to a Participant by his or her Employer with respect to services performed during the applicable Plan Year, or applicable portion thereof, and does not include any other type of remuneration. A Participant’s Base Salary for purposes of the Plan will be calculated before any reduction for any compensation voluntarily deferred or contributed by the Participant pursuant to any qualified or nonqualified plans of any Employer, other than any cafeteria plan of any Employer maintained pursuant to section 125 of the Code.

1.4 “Beneficiary” means the person or entity entitled to receive the balance credited to a Participant’s Account upon the death of a Participant, as provided in Sections 5.2.1 and 5.6.

1.5 “Board” means the Board of Directors of the Company, as from time to time constituted.

1.6 “Bonus” means the cash-based incentive award (if any) that is payable to a Participant under his or her Employer’s bonus plan or policy, which the Committee, in its sole discretion, has designated as being eligible for deferral under the Plan, and does not include any other type of remuneration. A Participant’s Bonus for purposes of the Plan will be calculated before any reduction for any compensation voluntarily deferred or contributed by the Participant pursuant to any qualified or nonqualified plans of any Employer, other than any cafeteria plan of any Employer maintained pursuant to section 125 of the Code.

1.7 “Change in Control Event” (a) means a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as determined in accordance with section 409A(a)(2)(A)(v) of the Code and Treasury regulation section 1.409A-3(i)(5)).

1.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other Treasury Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.9 “Committee” means the administrative committee appointed by the Board (or its authorized delegate) and charged with responsibility for the general administration of the Plan pursuant to Section 7, as it may be constituted from time to time. If no such appointment is made, the Compensation Committee of the Board (or its authorized delegate), will have and exercise the powers of the Committee under the Plan.

1.10 “Company” means Cepheid, a California corporation.

1.11 “Compensation” means a Participant’s Base Salary and/or Bonus.

1.12 “Compensation Deferrals” mean the amounts credited to Participants’ Accounts under the Plan pursuant to their deferral elections made in accordance with Section 3.1. Except as otherwise specified in the Plan, a Participant’s Compensation Deferrals will be calculated with respect to the gross cash Compensation payable to the Participant before any deductions or withholdings.

1.13 “Disabled” means (a) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. The Committee will determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable. Notwithstanding the foregoing, a Participant will be deemed to be Disabled if he or she has been determined to be totally disabled by the U.S. Social Security Administration.

1.14 “Election Deadline” means the date by which an Eligible Employee must make a Compensation Deferral election, as specified by the Committee, in its sole discretion.

1.15 “Eligible Employee” means a member of a “select group of management or highly compensated employees” of an Employer (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), as determined by the Committee from time to time in its sole discretion, who meets the eligibility requirements set by the Committee for participation in the Plan. Until such time as the Committee determines otherwise, an employee on the U.S. payroll of an Employer whose assigned grade level is Grade 14 or above will be an Eligible Employee under the Plan. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that one or more otherwise Eligible Employees will not be eligible to participate in the Plan.

1.16 “Employers” mean the Company and each of its Affiliates that adopt the Plan with the approval of the Committee in accordance with Section 10.1. With respect to an individual Participant, “Employer” means the Company or its Affiliate that has adopted the Plan with the approval of the Committee and that directly employs such Participant.

1.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA will include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.18 “Participant” means an Eligible Employee who (a) has received written notification of his or her eligibility to participate in the Plan, (b) has become a Participant in the Plan pursuant to Section 2.1, and (c) has not ceased to be a Participant pursuant to Section 2.3.

1.19 “Payment Date” means the first business day of a calendar month.

1.20 “Plan” means the Cepheid Executive Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

1.21 “Plan Year” means the calendar year.

1.22 “Qualifying Disability” means any medically determinable physical or mental impairment resulting in a Participant’s inability to perform the duties of his or her position of employment or any substantially similar position of employment, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6)

months. The Committee will determine whether or not a Participant has incurred a Qualifying Disability based on such evidence as the Committee deems necessary or advisable.

1.23 “Separation from Service” means a Participant’s death, retirement or other termination of employment with the Employer and all of its Affiliates (as determined in accordance with section 409A(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)). For this purpose, the employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, then the employment relationship will be deemed to have terminated on the first day immediately following such six (6)-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. Notwithstanding the foregoing, if a leave of absence is due to a Qualifying Disability, a twenty-nine (29)-month period of absence will be substituted for the six (6)-month period specified above.

1.24 “Specified Employee” means a Participant who, as of the date of his or her Separation from Service, is a key employee of the Company. A Participant is a “key employee” if he or she meets the requirements of section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding section 416(i)(5) thereof) at any time during the twelve (12) month period ending on December 31 (the “Identification Date”). For purposes of identifying a Specified Employee by applying the requirements of section 416(i)(1)(A)(i), (ii), and (iii) of the Code, the definition of compensation set forth in the Cepheid Retirement Investment Savings Plan for the purpose of “top-heavy” testing under section 416 of the Code will be used. If a Participant is a key employee of the Company as of any Identification Date, then he or she will be treated as such for the entire twelve (12) month period beginning on the first day of the fourth month following the Identification Date.

1.25 “Unforeseeable Emergency” means (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant or his or her legal spouse, Beneficiary or dependent (as defined in section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee will determine whether or not a Participant has incurred an Unforeseeable Emergency based on such evidence as the Committee deems necessary or advisable.

SECTION 2

PARTICIPATION

2.1 Participation. Each Eligible Employee’s decision to become a Participant in the Plan will be entirely voluntary.

2.1.1 Initial Compensation Deferral Elections by Current Eligible Employees. An Eligible Employee may elect to become a Participant in the Plan by electing, no later than the Election Deadline, which for this purpose may not be later than December 31, 2013, to make Compensation Deferrals in accordance with Section 3. An Eligible Employee’s Compensation Deferral election pursuant to this Section 2.1.1 will be irrevocable effective as of the date on which he or she properly files such election with the Committee or its authorized delegate and will be effective for the duration of the 2014 Plan Year, except as otherwise specified in the Plan. Any Compensation Deferral elections for subsequent Plan Years must be made pursuant to Section 2.1.3.

2.1.2 Initial Compensation Deferral Elections by Newly-Eligible Employees.

(a) General. An individual who first becomes an Eligible Employee on or after January 1, 2014 (a “Newly-Eligible Employee”) may elect to become a Participant by electing, no later than the Election Deadline, which for this purpose may not be later than thirty (30) calendar days after he or she first becomes an Eligible Employee, to make Compensation Deferrals in accordance with Section 3. However, no such Compensation Deferral election may be made if the Newly-Eligible Employee was previously eligible to participate in this Plan or in any other plan that is required to be aggregated with this Plan under section 409A of the Code.

(b) Rehired Eligible Employees. Notwithstanding the foregoing, in the case of an individual who ceases to be an Eligible Employee, regardless of whether he or she still is a Participant with an Account balance under the Plan, and who subsequently becomes an Eligible Employee again, he or she will be treated as a Newly-Eligible Employee for purposes of subsection (a) above as of the date that the individual again becomes an Eligible Employee, provided that he or she had not been an Eligible Employee at any time during the twenty-four (24) month period ending on such date. In addition, in the case of a former Participant who ceased to be such because his or her entire Account balance had been distributed, and on or before the date of the last distribution from the Account he or she ceased to be an Eligible Employee, he or she will be treated as a Newly-Eligible Employee for purposes of subsection (a) above as of the first date following such distribution that the individual again becomes an Eligible Employee.

(c) Effect of Initial Election.

(i) Compensation. A Newly-Eligible Employee’s Compensation Deferral election under subsection (a) above (“Initial Election”) will be effective only with respect to (A) Base Salary that is otherwise payable to him or her for services performed beginning with the first pay period that begins immediately following the date on which he or she properly files such election with the Committee or its authorized delegate (the “Election Filing Date”), and (B) with respect to the portion of the Bonus (if any) that is otherwise payable to him or her for services performed after the Election Filing Date, which amount will be determined by multiplying the total Bonus (or the percentage of the total Bonus that was deferred) by a fraction, the numerator of which is the number of days remaining in the Plan Year after the Election Filing Date, and the denominator of which is 365 (or 366 in the event of a leap year).

(ii) Duration of Initial Election. A Newly-Eligible Employee’s Initial Election will be irrevocable effective as of the Election Filing Date and will remain in effect for the remainder of the Plan Year with respect to which such election is made, except as otherwise specified in the Plan. Any Compensation Deferral election for any subsequent Plan Year must be made pursuant to Section 2.1.3.

2.1.3 Compensation Deferral Elections for Subsequent Plan Years. An Eligible Employee may elect to become a Participant (or continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than the Election Deadline, which for this purpose may not be later than the December 31st that immediately precedes such Plan Year, to make Compensation Deferrals in accordance with Section 3. A Compensation Deferral election under this Section 2.1.3 will become irrevocable effective as of the Election Deadline, and will remain in effect for the Plan Year with respect to which such election is made, except as otherwise specified in the Plan.

2.1.4 USERRA Rights. Notwithstanding the foregoing provisions of this Section 2.1, the Committee may, in its sole discretion, provide an Eligible Employee with a Compensation Deferral election to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), if applicable.

2.1.5 Specific Timing and Method of Compensation Deferral Elections. Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, will determine the manner and Election Deadlines for Eligible Employees to make Compensation Deferral elections under the Plan. The Election Deadlines specified by the Committee may be earlier than the deadlines prescribed in this Section 2.1, but may not be later than such prescribed deadlines.

2.2 Cancellation of Compensation Deferrals. Notwithstanding any contrary Plan provision:

2.2.1 Financial Hardship Withdrawal Under 401(k) Plan. In the event that a Participant receives a financial hardship withdrawal under the Cepheid Retirement Investment Savings Plan or any other plan maintained by the Company or any Affiliate that contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the “401(k) Plan”), the Participant’s Compensation Deferrals (if any) under this Plan automatically will be cancelled for a period of six (6) months from the date that the Participant received such hardship withdrawal or the remainder of the Plan Year in which the Participant received such withdrawal (whichever period is longer). Notwithstanding the foregoing, the Participant’s Compensation Deferrals will not be so cancelled if the Committee determines that such cancellation is not required in order to preserve the tax-qualification of the 401(k) Plan.

2.2.2 Qualifying Disability. In the event that a Participant incurs a Qualifying Disability, the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan, provided that such cancellation occurs by the later of the end of the Participant’s taxable year or the fifteenth (15th) day of the third month following the date on which the Participant incurs the Qualifying Disability.

2.2.3 Unforeseeable Emergency. In the event that a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals (if any) under the Plan for the remainder of the Plan Year in which the Participant incurred the Unforeseeable Emergency.

2.2.4 Irrevocability of Prior Compensation Deferrals. A Participant’s Compensation Deferral election under Section 2.1 will be irrevocable as to amounts already deferred as of the effective date of any cancellation in accordance with this Section 2.2.

2.2.5 Resumption of Compensation Deferrals. A Participant whose Compensation Deferrals have been cancelled pursuant to this Section 2.2 may later resume making Compensation Deferrals under the Plan only in accordance with Section 2.1.3.

2.3 Continuing Participation. An Eligible Employee who has become a Participant will continue to be a Participant until his or her entire Account balance has been distributed under the Plan. The Committee may determine at any time, in its sole discretion, that a Participant is no longer an Eligible Employee. In the event a Participant ceases to be an Eligible Employee, he or she will cease to be eligible to make any further Compensation Deferrals under the Plan unless or until he or she again becomes an Eligible Employee, subject to the other terms and conditions of the Plan.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Employee may elect to defer portions of his or her Compensation and to have the amounts of such Compensation Deferrals credited to his or her applicable Account. For each Plan Year or applicable portion thereof, an Eligible Employee may elect to defer an amount of his or her Compensation, as follows:

(a) Any whole percentage of Base Salary up to seventy-five percent (75%) (his or her “Base Salary Deferral”); and/or

(b) Any whole percentage of Bonus up to one hundred percent (100%) (his or her “Bonus Deferral”);

provided, however, that the percentage elected by the Eligible Employee in either case may not be less than five percent (5%) or such other percentage (but not below zero percent (0%)) as may be established by the Committee, in its sole discretion.

3.2 Maximum Compensation Deferrals. Notwithstanding any contrary Plan provision and to the extent permissible under section 409A of the Code, a Participant’s Compensation Deferrals will be reduced by the Committee as necessary so that they do not exceed one hundred percent (100%) of the cash Compensation of the Participant remaining after deduction of all applicable tax withholdings and other deductions required by applicable law.

3.3 Limitation on Changes to Compensation Deferral Amounts. Notwithstanding any contrary Plan provision, the dollar amount of any Compensation Deferrals may not be reduced or increased by virtue of any Participant election to increase, decrease or terminate his or her rate of contribution under any other benefit plan of the Employer, except as otherwise permitted under section 409A of the Code.

3.4 Crediting of Compensation Deferrals. The amounts deferred by a Participant for a Plan Year pursuant to Section 3.1 will reduce his or her Compensation for that Plan Year and will be credited to the Participant’s applicable Account as of the day on which the amounts (but for the Compensation Deferral) would have been paid to the Participant. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment will be determined by the Committee under such formulae as it adopts from time to time.

3.5 Deductions from Compensation. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral election will be deducted from a Participant’s Compensation.

3.6 Deemed Investment Elections. Although no assets will be segregated or otherwise set aside with respect to any Account of any Participant, the amount that is ultimately payable to a Participant with respect to his or her Account will be determined as if such Account had been invested in such manner as the Committee, in its sole discretion, may specify from time to time (including, but not limited to, the equity return method). The Committee, in its sole discretion, may adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of Participants’ Accounts. Such procedures will provide that a Participant will be entitled to make deemed investment elections as to the deemed investment of his or her Account. However, such procedures may differ among Participants or classes of Participants, as determined by the Committee in its sole discretion. The exact amount to be credited (or debited) as deemed earnings, gains or losses with respect to any Participant’s Account will be determined by the Committee under such formulae as the Committee, in its sole discretion, adopts from time to time.

3.7 Time and Form of Payment of Compensation Deferrals.

3.7.1 General. Subject to the following provisions of this Section 3.7 and the distribution provisions of Section 5, each Participant must indicate on his or her Base Salary and/or Bonus Deferral election(s) made under the terms of the Plan the time of payment (the “Payment Event”) of the Base Salary and/or Bonus Deferrals (and deemed earnings, gains or losses thereon) made pursuant to such election(s) and the form in which those amounts will be paid upon such Payment Event. Pursuant to such procedures and conditions as the Committee, in its sole discretion, may adopt from time to time, a Participant may elect that such amounts be paid in a single lump sum cash payment (a “Lump Sum”), five (5) substantially equal annual cash installment payments (“Installments”) or ten (10) Installments upon the occurrence of his or her Separation from Service and any of the following additional Payment Events:

(a) the first business day in a particular year specified in his or her Compensation Deferral election, which must be at least one Plan Year after the Plan Year for which the election is made;

(b) a Change in Control Event;

(c) his or her becoming Disabled; or

(d) his or her death.

If the Participant elects multiple Payment Events, then the Payment Event that occurs the earliest will trigger payment of the associated amount in the associated form.

3.7.2 Default. If no Payment Event is elected by the Participant pursuant to Section 3.7.1, the Participant will be deemed to have elected his or her Separation from Service as the Payment Event. If no form of payment is elected by the Participant pursuant to Section 3.7.1 for a Payment Event elected (or deemed elected) by the Participant, he or she will be deemed to have elected to receive a Lump Sum with respect to such event.

3.7.3 Procedures. The procedures and conditions adopted by the Committee may (in the sole discretion of the Committee) restrict a Participant’s ability to elect multiple terms of deferral under the Plan. A Participant’s election(s) made pursuant to Section 3.7.1 will apply to all Base Salary and/or Bonus Deferrals credited to the Participant’s Account with respect to which the election is made (and deemed earnings, gains or losses thereon), and except to the limited extent provided in Section 3.8, will be irrevocable.

3.8 Changes in Elections as to Time and/or Form of Payment. Subject to the distribution provisions of Section 5, a Participant may change his or her election(s) under Section 3.7 for the Base Salary and/or Bonus Deferrals (and deemed earnings, gains or losses thereon) credited to the Participant’s Account and make a new election in the form and manner specified by the Committee, in its sole discretion (a “Subsequent Deferral Election”), provided that the following requirements (the “Subsequent Deferral Requirements”) are met: (a) the Subsequent Deferral Election will not take effect until at least twelve (12) months after the date on which such election is made and becomes irrevocable pursuant to its terms; (b) in the case of a Subsequent Deferral Election related to a Payment Event described in Section 3.7.1(a), such election is made not less than twelve (12) months before the date payment of such amounts was previously scheduled to be made or commenced (the “Prior Payment Date”); (c) in the case of a Subsequent Deferral Election related to a Payment Event not described in Section 3.7.1(c) or 3.7.1(d), the newly-elected scheduled payment commencement date is at least five (5) years after the Prior Payment Date; (d) payment of such amounts has not actually commenced; and (e) the Prior Payment Date was not the occurrence of the Participant’s Separation from Service or death). For purposes of this Section 3.8, a series of installment payments always will be treated as a single payment and not as a series of separate payments. Notwithstanding the foregoing, in accordance with Treasury regulation section 1.409A-2(b)(8) the Subsequent Deferral Requirements will be deemed to be satisfied to the extent the Committee (in its sole discretion) provides a Participant with a Subsequent Deferral Election to satisfy the requirements of USERRA (as defined in Section 2.1.4), if applicable.

SECTION 4

ACCOUNTING

4.1 Accounts. For each Plan Year, at the direction of the Committee, there will be established and maintained on the books of the Company, a separate Account or Accounts for each Participant to which will be credited all Compensation Deferrals made by the Participant with respect to such Plan Year and deemed earnings, gains or losses on such amounts.

4.2 Participants Remain General Unsecured Creditors. All amounts credited to a Participant’s Account or Accounts under the Plan will continue for all purposes to be a part of the general assets of the Employer. Each Participant’s interest in the Plan will make him or her only a general, unsecured creditor of the Employer. In the event that an Employer (other than the Company) becomes insolvent and therefore unable to make a payment or payments owed by it under the Plan, the Company will make such payments; provided, however, that nothing in this sentence will make any Participant anything other than a general, unsecured creditor of the Company.

4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining Participants’ Accounts, including the calculation and crediting (or debiting) of earnings, gains or losses, will be determined by the Committee, in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.

4.4 Reports. Each Participant will be furnished with periodic statements of his or her Account or Accounts, reflecting the status of his or her interest in the Plan, at least annually.

SECTION 5

DISTRIBUTIONS

5.1 Normal Time for Distribution. Subject to the other provisions of this Section 5 below, a distribution of the balance credited to a Participant’s Account will be made or commenced on the Payment Date that immediately follows the time of payment elected (or deemed elected) by the Participant under Section 3.7 or 3.8 (as applicable), and in the associated form elected (or deemed elected) by the Participant thereunder, in accordance with the following rules. If the Participant elected annual cash installment payments, the first installment will be equal to the balance then credited to the Account, divided by the number of installments to be made. Each subsequent annual installment will be paid on each anniversary of the first installment payment and will be equal to the balance then credited to the Account, divided by the number of installments remaining to be paid. While an Account is in installment payout status, the unpaid balance credited to the Account will continue to be credited (or debited) with deemed earnings, gains or losses under Section 3.6.

5.2 Special Rules for Certain Distribution Events. Notwithstanding the provisions of Section 3.7 or 3.8, or the foregoing provisions of Section 5.1:

5.2.1 Death.

(a) General. If a Participant dies, (i) the balance credited to any Account of the Participant with respect to which payments have not yet commenced (the “Applicable Account”), will be distributed or begin to be distributed to the Participant’s Beneficiary on the Payment Date that immediately follows the Participant’s death, and (ii) any Account of the Participant with respect to which payments have already commenced will continue to be paid to the Participant’s Beneficiary in accordance with the related payment schedule. If, pursuant to Section 3.7, the Participant had elected a Payment Date described in Section 3.7.1(d) for an Applicable Account, the Applicable Account balance will be paid in the associated form elected or deemed elected by the Participant thereunder. If no such Payment Date election was made by the Participant for such Applicable Account, the Applicable Account balance will be paid in the form of a single lump sum cash payment.

(b) No Beneficiary Designation. If a Participant dies without having effectively designated a Beneficiary pursuant to Section 5.6, or if no Beneficiary designated by the Participant pursuant to Section 5.6 survives the Participant, the Participant’s surviving legal spouse will be deemed to be his or her Beneficiary under the Plan, or, if the Participant is not survived by his or her legal spouse, the Participant’s estate will be deemed to be his or her Beneficiary under the Plan.

5.2.2 Separation from Service. If a Participant incurs a Separation from Service, the balance credited to any Account of the Participant with respect to which payments have not yet commenced, will be distributed or begin to be distributed to the Participant on the Payment Date that immediately follows his or her Separation from Service, and will be paid in the associated form elected or deemed elected by the Participant pursuant to Section 3.7.1 or 3.7.2, respectively.

5.3 Required Six-Month Delay in Payment for Specified Employees. Notwithstanding any contrary Plan provision and subject to the provisions of Sections 5.2.1, 5.5.1 and 5.5.2, any payment(s) that are otherwise required to be made under the Plan to a Specified Employee due to his or her Separation from Service will be accumulated during the first six (6) months following the Separation from Service and instead will be paid on the Payment Date that immediately follows the end of such six (6)-month period.

5.4 Delay of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any contrary provision of Section 5:

5.4.1 Payments Subject to Section 162(m) of the Code. Any payment scheduled to be made under the Plan will be delayed to the extent that the Company reasonably anticipates that if the payment were made as scheduled, its deduction with respect to such payment otherwise would not be permitted due to the application of section 162(m) of the Code. Any such delayed payment will be made either (a) during the Participant’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by the application of section 162(m) of the Code, or (b) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of (i) the last day of the Company’s fiscal year in which the Participant incurs the Separation from Service or (ii) the fifteenth (15th) day of the third month following the Separation from Service. If any such payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment due to the Participant’s Separation from Service for purposes of Sections 5.2 and 5.3, and in the case of a Specified Employee, the date that is six (6) months after the Participant’s Separation from Service will be substituted for any reference to the Participant’s Separation from Service in the immediately preceding sentence. If any scheduled payment to a Participant in the Company’s fiscal year is delayed in accordance with this Section 5.4.1, then all scheduled payments to that Participant that could be delayed hereunder also will be delayed. In no event will any Participant be permitted, directly or indirectly, to designate the taxable year of any payment hereunder.

5.4.2 Payments That Would Violate Federal Securities Laws or Other Applicable Law. Any payment scheduled to be made under the Plan will be delayed if the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law. Any such delayed payment will be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment under the Plan that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code will not be treated as a violation of applicable law.

5.4.3 Other Events and Conditions. Any payment scheduled to be made under the Plan will be delayed upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin.

5.4.4 Continued Deemed Investment During Any Delay in Payment. During any delay in payment under this Section 5.4, the unpaid amount will continue to be credited (or debited) with deemed earnings, gains or losses under Section 3.6.

5.5 Acceleration of Payment(s) Permitted Under Certain Circumstances. Notwithstanding any foregoing provision of Section 5 and except as otherwise provided below:

5.5.1 Conflicts of Interest. A Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(iii), as directed by the Committee, in its sole discretion.

5.5.2 Payment of Employment Taxes. A Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(vi), as directed by the Committee, in its sole discretion.

5.5.3 Income Inclusion Under Section 409A of the Code. Subject to Section 5.3, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(vii), as directed by the Committee, in its sole discretion.

5.5.4 Payment of State, Local or Foreign Taxes. Subject to Section 5.3, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xi), as directed by the Committee, in its sole discretion.

5.5.5 Certain Offsets. Subject to Section 5.3, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiii), as directed by the Committee, in its sole discretion.

5.5.6 Bona Fide Disputes as to a Right to a Payment. Subject to Section 5.3, a Participant’s Account balance may be distributed in an immediate lump sum cash payment to the extent permitted in Treasury regulation section 1.409A-3(j)(4)(xiv), as directed by the Committee, in its sole discretion.

5.6 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

5.6.1 Spousal Consent. If a Participant designates a person other than or in addition to his or her legal spouse as a primary Beneficiary, the designation will be ineffective unless the Participant’s legal spouse consents to the designation. Any spousal consent required under this Section 5.6 will be ineffective unless it (a) is set forth in writing in a form specified in the sole discretion of the Committee, (b) acknowledges the effect of the Participant’s designation of another person as his or her Beneficiary under the Plan, (c) is signed by the legal spouse and witnessed by an authorized agent of the Committee or a notary public, and (d) delivered to the Committee or its authorized delegate. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because his or her legal spouse cannot be located, his or her designation will be effective without spousal consent. Any spousal consent required under this Section 5.6 will be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided such revocation is made pursuant to such procedures as the Committee may specify, and regardless of his or her spouse’s previous consent to the Beneficiary designation being revoked, any such revoked designation shall be ineffective.

5.6.2 Changes and Failed Designations. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with Section 5.6.1. Any designation will be effective only upon its receipt by the Committee or its authorized delegate, but will cease to be effective when a revocation of that designation is received by the Committee or its authorized delegate. The last effective designation received by the Committee or its authorized delegate will supersede all prior designations.

5.7 Unforeseeable Emergency. Notwithstanding any contrary Plan provision, if a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may determine that all or part of the Participant’s Account balance will be distributed to him or her in a lump sum cash payment on the Payment Date that immediately follows the date on which the Committee determines that the Participant has incurred the Unforeseeable Emergency; provided, however, that the amount paid to the Participant pursuant to this Section 5.7 will be limited to the amount reasonably necessary to satisfy the Unforeseeable Emergency (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment). Also, no payment under this Section 5.7 will be made to the extent that the Participant’s Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by the cancellation of the Participant’s Compensation Deferrals in accordance with Section 2.2.3.

5.8 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Committee will determine whether payment will be made directly to the individual, any person acting as his or her custodian or legal guardian under the California Uniform Transfers to Minors Act, his or her legal representative or a near relative, or directly for his or her support, maintenance or education.

5.9 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary must keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant’s Account is payable under this Section 5, the Participant’s Account will continue to be credited (or debited) with deemed earnings, gains or losses in accordance with Section 3.6. However, Accounts that, in accordance with the preceding sentence, have been undistributable for a period of thirty-five (35) months will be forfeited as of the end of the thirty-fifth (35th) month. If a Participant whose Account was forfeited under this Section 5.9 (or his or her Beneficiary) files a claim in accordance with the Plan’s claim procedures for distribution of the Account after the date on which it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance will be paid by the Employer in a single lump sum cash payment as soon as administratively practicable thereafter (without any interest or any deemed earnings, gains or losses after the date of forfeiture).

5.10 Designated Payment Date. Notwithstanding any contrary Plan provision, any payment that is scheduled to be made to a Participant under the Plan on a Payment Date or anniversary thereof (the “Designated Payment Date”) will be treated as made on the Designated Payment Date if such payment is made either (a) on that date or a later date that is no later than (i) the end of the Participant’s taxable year that includes the Designated Payment Date, or (ii) if later, the fifteenth (15th) calendar day of the third (3rd) calendar month immediately following the Designated Payment Date; or (b) no earlier than thirty (30) calendar days before the Designated Payment Date. In no event will the Participant be permitted, directly or indirectly, to designate the taxable year of such payment.

SECTION 6

PARTICIPANT’S INTEREST IN ACCOUNT

Subject to Sections 8 and 9.2, a Participant’s interest in the balance credited to his or her Account at all times will be one hundred percent (100%) vested.

SECTION 7

ADMINISTRATION OF THE PLAN

7.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

7.2 Committee Membership. The Plan will be administered on behalf of the Company by the Committee.

7.3 Actions by Committee. The Committee will have the authority to control and manage the operation and administration of the Plan. Each decision of a majority of the members of the Committee then in office will constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and will keep minutes of all meetings held and a record of all actions taken by written consent.

7.4 Powers of Committee. The Committee will have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

(c) To cause one or more separate Accounts to be maintained for each Participant;

(d) To cause Compensation Deferrals and deemed earnings, gains or losses thereon to be credited to Participants’ Accounts;

(e) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

(f) To determine the manner and form for making elections under the Plan;

(g) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

(h) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j) To arrange for annual distribution to each Participant of a statement of any benefits accrued under the Plan;

(k) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

(l) To delegate to any one or more of its members or to any other person or entity, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

(m) To decide all issues and questions regarding Account balances, and the time, form, manner and amount of distributions to Participants in accordance with the Plan’s terms.

7.5 Decisions of Committee and its Delegates. All actions, interpretations, and decisions of the Committee (and its delegates) will be conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

7.6 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, will be paid and borne by the Employers.

7.7 Eligibility to Participate. No member of the Committee who is also an employee of an Employer will be excluded from participating in the Plan if otherwise eligible, but he or she will not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

7.8 Indemnification. Each of the Employers will, and hereby does, indemnify and hold harmless the members of the Committee (and its delegates) from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board (or an authorized committee of the Board), in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 8

UNFUNDED PLAN

All amounts credited to a Participant’s Account under the Plan will continue for all purposes to be a part of the general assets of the Employer. The interest of the Participant in his or her Account, including his or her right to a distribution thereof, will be an unsecured claim against the general assets of the Employer. In the event that an Employer (other than the Company) becomes insolvent and therefore unable to make a payment or payments owed under the Plan, the Company will make such payment(s); provided, however, that nothing in this sentence will make any Participant anything other than a general, unsecured creditor of the Employer. Nothing contained in the Plan will (a) give any Participant or Beneficiary any interest in or claim against any specific assets of the Employer, nor (b) prevent the Company (with the consent of the Board or its authorized delegate) from establishing a grantor trust (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code) to assist the Company in fulfilling its obligations under the Plan.

SECTION 9

MODIFICATION OR TERMINATION OF THE PLAN

9.1 Employers’ Obligations Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant’s Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend Compensation Deferrals or may discontinue Compensation Deferrals, with or without cause.

9.2 Right to Amend or Terminate. The Board (or its authorized delegate), in its sole discretion, may amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason. The Company, in its sole discretion, may seek a private letter ruling from the Internal Revenue Service regarding the tax consequences of the Plan. If such a ruling is sought, the Committee will have the right to adopt such amendments to the Plan, including retroactive amendments, as the Internal Revenue Service may require as a condition to the issuance of such ruling.

9.3 Effect of Termination. If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants will be distributed to them at the time and in the manner set forth in Section 5, except as provided in Section 9.4.

9.4 Acceleration of Distributions on Certain Terminations. Notwithstanding any contrary Plan provision, if the Plan is terminated and liquidated pursuant to this Section 9 and in accordance with the requirements of Treasury regulation section 1.409A-3(j)(4)(ix), the balances credited to the Accounts of Participants may be distributed to them in lump sum cash payments as soon as may be permitted under such section, as directed by the Committee (in its discretion).

SECTION 10

GENERAL

10.1 Participation by Affiliates. One or more Affiliates may become participating Employers by adopting the Plan with the approval of the Committee. By adopting the Plan, an Employer is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Board (or its authorized delegate) to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any participating Affiliate may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer will be solely the liabilities of that Employer, and no other Employer will be liable for any benefits accrued by a Participant during any period when he or she was not employed by such Employer.

10.2 Inalienability. In no event may any Participant, former Participant, Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests will not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Notwithstanding the foregoing, a Participant may, in a manner specified by the Committee, transfer all or any portion of his or her Account balance to the Participant’s legal spouse, former legal spouse or dependent pursuant to a court-approved domestic relations order that relates to the provision of child support, alimony payments or marital property rights.

10.3 Rights and Duties. Neither the Employers nor the Committee will be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

10.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals under the Plan nor any action of any Employer or the Committee, will be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time.

10.5 Applicable Law. The Plan is intended to comply with the provisions of section 409A of the Code. Notwithstanding any contrary Plan provision, the Plan will be construed, administered and enforced in a manner that is consistent with such intent. The provisions of the Plan also will be construed, administered and enforced in accordance with the applicable provisions of ERISA, and to the extent not preempted by ERISA, with the applicable laws of the State of California (other than its conflict of laws provisions).

10.6 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan will be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it will be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer (or its authorized delegate).

10.7 Compensation Deferrals Not Counted Under Other Employee Benefit Plans. Compensation Deferrals under the Plan will not be considered for purposes of contributions or benefits under any other employee benefit plan maintained by any Employer, except to the extent specifically provided in any such plan.

10.8 Withholding. Notwithstanding any contrary Plan provision, the Company will have the right to deduct from a Participant’s Account and/or any payments due to a Participant (or his or her Beneficiary) under the Plan any and all taxes and other required withholdings determined by the

Committee to be applicable with respect to such benefits. In the discretion of the Committee, the Company and the Participant’s Employer may accept payment by the Participant (or Beneficiary) of the amount of any applicable taxes in lieu of deducting such amount from the Participant’s Account or payments due under the Plan.

10.9 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there will be added as part of the Plan a provision that will be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

10.10 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way will affect the construction of any provision of the Plan.

10.11 No Guarantees Regarding Tax Treatment. Participants (or their Beneficiaries) will be responsible for all taxes with respect to any benefits under the Plan. The Board, the Committee, the Company and any other Employer make no guarantees regarding the tax treatment to any person of any Compensation Deferrals or payments made under the Plan.

10.12 Exhaustion of Plan’s Claims and Appeal Procedures Required. No claimant may institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim under the Plan unless and until he or she has first exhausted the Plan’s claims and appeal procedures described in Section 7.4(k) for every issue that he or she deems relevant with respect to such claim. Any such action at law or equity must be brought by the claimant no later than one (1) year after the Committee’s (or its authorized delegate’s) denial of the claim on appeal, regardless of any state or federal statues establishing provisions relating to limitations on actions.

EXECUTION

IN WITNESS WHEREOF, Cepheid, by its duly authorized officer, has executed this Plan on the date indicated below.

CEPHEID

/s/ Mike Fitzgerald
Dated: December 10, 2013	By:	Mike Fitzgerald
Title: Senior Vice President, Human Resources